Exhibit 10.24

EXECUTION COPY

AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

BETWEEN

GLAS AMERICAS LLC
in its capacity as Collateral Agent

GLAS USA LLC
in its capacity as Paying Agent

NORTHERN SWAN HOLDINGS, INC.
as issuer

the other Obligors party hereto from time to time

and

the Noteholders party hereto from time to time

May 10, 2019

TABLE OF CONTENTS

Article 1 DEFINITIONS AND OTHER MATTERS		2

1.01	Definitions.	2
1.02	Interpretation.	4
1.03	Personal Property Security Act.	4
1.04	Amendment and Restatement.	4

Article 2 REPAYMENT; Security; Priorities		5

2.01	Repayment.	5
2.02	Security.	5
2.03	Priority.	6
2.04	Distribution of Collateral Proceeds.	6

Article 3 DEFAULTS AND REMEDIES		8

3.01	Notice of Defaults.	8
3.02	Exercise of Remedies.	8
3.03	Allocation of Collateral Proceeds.	9
3.04	Restrictions on Enforcement of Encumbrances.	10
3.05	Notice of Amounts Owed.	10

Article 4 COLLATERAL AGENt and paying agent		11

4.01	Appointment.	11
4.02	Duties and Responsibilities.	12
4.03	Rights and Obligations.	13
4.04	No Responsibility for Certain Conduct.	15
4.05	Defaults.	18
4.06	Liability.	19
4.07	Indemnification.	19
4.08	Resignation and Removal.	20
4.09	Successor Collateral Agents and Paying Agents.	21
4.10	Authorization.	22
4.11	Appointment of Co-Collateral Agents.	22
4.12	Details of Noteholders.	22
4.13	Sharing of Information.	23
4.14	Decision Making.	23

Article 5 Representations and warranties		24

5.01	Representations and Warranties of the Obligors.	24
5.02	Survival of Representations and Warranties.	24
5.03	Representations and Warranties of the Noteholders, Collateral Agent and Paying Agent.	24

Article 6 Affirmative covenants of the obligors		25

6.01	Additional Obligors.	25
6.02	Additional Collateral.	25

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Article 7 MISCELLANEOUS		26

7.01	No Waiver; Remedies Cumulative.	26
7.02	Notices.	26
7.03	Amendments to a Loan Document.	27
7.04	Benefit of Agreement; Successors and Assigns.	27
7.05	Third-Party Beneficiaries.	27
7.06	Counterparts.	27
7.07	Effectiveness.	28
7.08	Entire Agreement.	28
7.09	Severability.	28
7.10	Conflict with Other Agreements.	28
7.11	Agreement.	28
7.12	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.	28
7.13	Termination.	29
7.14	Reinstatement.	29
7.15	Attorney-In-Fact.	29
7.16	Further Assurances.	29
7.17	Filing Fees, Excise Taxes, Etc.	30
7.18	USA Patriot Act.	30

EXHIBIT A FORM OF COLLATERAL AGENCY ACCESSION – ADDITIONAL OBLIGOR

EXHIBIT B FORM OF COLLATERAL AGENCY ACCESSION – ADDITIONAL SECURED PARTY

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AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 10, 2019 is between, among others, Northern Swan Holdings, Inc., a corporation organized under the laws of the Province of British Columbia, as issuer (the “Company”), GLAS Americas LLC, not in its individual capacity but solely as Collateral Agent for the rateable benefit of the Noteholders (the “Collateral Agent”), GLAS USA LLC, not in its individual capacity but solely as Paying Agent for the rateable benefit of the Noteholders (the “Paying Agent”), the noteholders from time to time party hereto (each individually a “Noteholder” and, collectively, the “Noteholders”), and the other Obligors from time to time party hereto.

RECITALS

WHEREAS, the Company, as issuer, has issued certain Notes to the Noteholders;

AND WHEREAS, the Company, the Collateral Agent, the Paying Agent and certain Noteholders entered into an intercreditor and collateral agency agreement dated as of March 30, 2019 (the “Original Collateral Agency Agreement”);

AND WHEREAS, the Company requested certain amendments to the Original Collateral Agency Agreement and the Collateral Agent, the Paying Agent and the other Secured Parties have agreed to make such amendments subject to the terms and conditions set out in this Agreement;

AND WHEREAS, the Noteholders (i) wish to appoint the Collateral Agent to act for and on behalf of all Secured Parties, as more fully provided herein, (ii) wish to appoint the Paying Agent to act for and on behalf of all Secured Parties, as more fully provided herein, and (iii) have entered into this Agreement to establish the rights, duties, authorities and responsibilities of the Collateral Agent, the Paying Agent and the application of the proceeds in respect of any Collateral among the Secured Parties;

AND WHEREAS, the Collateral Agent has agreed to act as collateral agent for the Secured Parties for the purposes of holding any and all security and Encumbrances securing the obligations of the Obligors under the Notes and the other Loan Documents;

AND WHEREAS, the Paying Agent has agreed to act as paying agent for the Secured Parties for the purposes of the payment of the obligations of the Obligors under the Notes and the other Loan Documents;

AND WHEREAS, the Noteholders desire to enter into this Agreement to confirm their respective rights and obligations as creditors of the Obligors, including the respective priorities of the Noteholders in connection with the indebtedness and obligations of the Company to the Noteholders and the security therefore;

AND WHEREAS, each Obligor is required to execute and deliver this Agreement to the Collateral Agent for its benefit and for the rateable benefit of the Secured Parties as security for the payment of such Obligor’s obligations under the Notes and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, each of the parties signatory hereto hereby agree as follows:

Article 1
DEFINITIONS AND OTHER MATTERS

1.01	Definitions.

Unless otherwise defined herein, terms defined in the Notes are used herein (including the introductory paragraph and recitals of this Agreement) as defined therein. In addition, for purposes of this Agreement, the following terms shall have the following meanings:

“Administrative Costs” means all of the Obligors’ obligations to pay administrative fees, costs, expenses, liabilities and any other amounts, including Agency Fees and Agency Expenses, indemnity payments and attorney costs and disbursements, payable to the Collateral Agent and Paying Agent as provided under this Agreement and the other Loan Documents.

“Agency Expenses” means the expenses and indemnification payments to the Collateral Agent, and certain other Persons related to the same as described under this Agreement and the other Loan Documents.

“Agency Fee” means the agency fees of the Collateral Agent and Paying Agent as set forth in the Fee Letter.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Collateral” has the meaning given to such term in the Security.

“Collateral Agency Accession” means an agreement substantially in the form of Exhibit A (in the case of additional Obligors) and Exhibit B (in the case of additional Secured Parties).

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof and includes any (a) successor Collateral Agent appointed in accordance with the terms of this Agreement, and (b) co-agent or agent appointed by the Collateral Agent in accordance with the terms of this Agreement.

“Company” has the meaning assigned to such term in the introductory paragraph hereof.

“Discharge Date” means the date of (a) indefeasible payment in full in cash of the principal of and interest (including interest, fees, expenses and other charges accruing on or after the commencement of any insolvency or liquidation proceeding of any Obligor at the rate provided for in the respective Loan Documents, whether or not such interest, fees, expenses or other charges are allowed or allowable in any such insolvency or liquidation proceeding) and premium, if any, due on or comprising indebtedness outstanding under the Loan Documents, (b) payment in full in cash of all other Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, and (c) adequate provision being made for any contingent or unliquidated Secured Obligations related to claims, causes of action or liabilities that have been asserted against the related Secured Parties or for which indemnification is required under the Loan Documents.

“Event of Default” has the meaning given to such term in the Notes.

“Exposure” means, with respect to a particular Noteholder at a particular time, the aggregate amount outstanding (including all unpaid principal, make-whole amounts, premiums (if any), interest, fees and expenses) under such Noteholder’s Note at such time.

“Fee Letter” means the fee letter dated on or around March 30, 2019 among the Company, the Collateral Agent and the Paying Agent.

“Foreclosure Action” means the commencement of any action by the Collateral Agent or any assignee or designee of the Collateral Agent, acting pursuant to a Remedies Direction, to (i) foreclose upon the assets and properties of any Obligors or (ii) otherwise exercise remedies to acquire or transfer (or to cause any assignee or designee to acquire or transfer) ownership of any of the equity interests or any other Collateral owned by any Obligor, by assignment in lieu of foreclosure or otherwise, in each case following an Event of Default of which the Collateral Agent has been notified in writing by the Required Holders.

“Loan Documents” has the meaning given to such term in the Notes.

“Noteholder” has the meaning assigned to such term in the introductory paragraph hereof.

“Notes” means the secured convertible notes issued by the Company to the Noteholders and described on Schedule 1 attached hereto (as such Schedule may be amended, supplemented, replaced or otherwise modified from time to time), as each note may be amended, amended and restated, supplemented, assigned, replaced or otherwise modified from time to time, and “Note” means any one of them.

“Notice of Default” has the meaning assigned to such term in Section 3.01.

“Obligors” has the meaning given to such term in the Notes.

“Original Collateral Agency Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Paying Agent” has the meaning assigned to such term in the introductory paragraph hereof and includes any (a) successor Paying Agent appointed in accordance with the terms of this Agreement, and (b) co-agent or agent appointed by the Paying Agent in accordance with the terms of this Agreement.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations made thereunder, each as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Encumbrance created pursuant to any Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or jurisdiction other than British Columbia, “PPSA” means The Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Remedies Direction” has the meaning assigned to such term in Section 3.02(a).

“Required Holders” means at any time following the incurrence of the Secured Obligations and prior to the Discharge Date, Noteholders who, collectively, hold at least 51% of the aggregate outstanding Exposure of all Noteholders.

“Requirement of Applicable Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means a chief executive officer, president, chief financial officer or treasurer of a Person or any other officer having substantially the same authority and responsibility.

“Secured Obligations” means all present and future obligations of the Company and the other Obligors to the Secured Parties from time to time, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether such indebtedness is reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by an Obligor alone or with another or others and whether as a principal or surety, arising under of pursuant to the Notes or the other Loan Documents, including, without limitation, any and all fees, costs, lawyers’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities incurred by the Secured Parties (or any one or more of them) in respect thereof.

“Secured Parties” means, collectively, (a) the Noteholders at any time and from time to time and (b) the Collateral Agent.

“Security” has the meaning given to such term in the Notes.

1.02	Interpretation.

Principles of Construction. The principles of construction and interpretation set forth in Sections 1.2, 1.3, 1.4 and 1.5 of the Notes shall apply to this Agreement as if set forth herein, mutatis mutandis.

1.03	Personal Property Security Act.

All terms defined in the PPSA shall have the respective meanings given to those terms in the PPSA, except where the context otherwise requires.

1.04	Amendment and Restatement.

Upon execution of this Agreement, the Original Collateral Agency Agreement shall be deemed to have been amended, as of the date hereof, to the extent necessary to give effect to this Agreement. It is the intent of the parties hereto that this Agreement restates in its entirety the Original Collateral Agency Agreement as amended hereby.

Article 2
REPAYMENT; Security; Priorities

2.01	Repayment.

All payments to be made under or in respect of the Notes and the other Loan Documents shall be paid to the Paying Agent. The Paying Agent will disburse all sums received by the Paying Agent in connection with the Notes and the other Loan Documents from time to time in the manner set forth in this Agreement.

2.02	Security.

(a)	Single Class. Each of the Secured Parties acknowledges and agrees that the Secured Obligations shall be secured pursuant to a single set of Security documents granted in favour of the Collateral Agent for and on behalf of the Secured Parties and that the Collateral Agent shall deal with the Collateral only in accordance with the powers and priorities set out herein.

(b)	No other Security. Each of the Noteholders represents and warrants to the other Secured Parties that it holds no security for the Secured Obligations other than through the Collateral Agent and the Security. Any and all security documents of any nature and kind granted by the Obligors over any of their property and assets to secure the payment and performance of the Secured Obligations shall be granted only to the Collateral Agent for and on behalf of all Secured Parties. No Secured Party shall have the right to require or obtain any independent security or collateral from any of the Obligors in support of their obligations to such Secured Party. To the extent that any Secured Party shall independently obtain any security in contravention of this Section 2.02(b), that Secured Party shall hold such security in trust for and on behalf of the Collateral Agent (for the benefit of itself and the other Secured Parties) as if such security formed part of the Security.

(c)	Sharing of Proceeds and Payments. The Security shall be held by the Collateral Agent for the benefit of the Noteholders and each distribution of cash, property, securities or other value received by the Collateral Agent or any Noteholder, directly or indirectly, in respect of the Secured Obligations, whether pursuant to a repayment of indebtedness, enforcement, attachment, garnishment, execution or other proceeding for the collection thereof or pursuant to any sale, disposition or other realization, collection or recovery of any amounts secured by the Security and Collateral (or any portion thereof) or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses and payment of all amounts owing to the Collateral Agent shall be applied to the amounts outstanding to the Noteholders rateably in accordance with each of their respective outstanding Exposure (whether such security is held in the name of the Collateral Agent or any one or more of the other Secured Parties and without regard to any priority to which any Secured Party may otherwise be entitled under Applicable Law), provided that all such proceeds are distributed in accordance with the priorities set forth in Section 2.04(a).

(d)	Trust. If any Noteholder obtains any payment (whether voluntary, involuntary or through the exercise of any right of set-off under a Note or the realization of any Security) in excess of the amount it would otherwise be entitled to in accordance with its Exposure (an “excess payment”), such Noteholder shall hold such excess payment in trust for the Noteholders and shall account to and pay over to the Paying Agent for the benefit of all of the Secured Parties to be distributed in accordance with the provisions hereof.

2.03	Priority.

(a)	Pari Passu Ranking. The Noteholders hereby agree with each other and hereby declare that, subject to the provisions hereof, the Security and all Secured Obligations secured thereby or by any portion thereof shall, in all respects, rank pari passu, equally and rateably among the Noteholders, to the effect that all funds received by any Noteholder from the Obligors and all proceeds received on account of any enforcement, attachment, garnishment, execution or other proceeding for the collection of any amounts outstanding or pursuant to any sale, disposition or other realization, collection or recovery in connection with the Security and other Loan Documents shall be distributed among the Noteholders on a pro rata basis, in accordance with each Noteholder’s respective Exposure.

(b)	No Effect on Priority. The equal ranking of the Security and all Secured Obligations secured thereby or by any portion thereof set out in Section 2.03(a) and all other rights established, altered or specified herein shall:

(i)	be applicable irrespective of any matter or thing including:

(A)	the date or dates of any Event of Default under the Notes (or any one or more of them), the Security or the other Loan Documents or the date of crystallization of any floating charge, if any, referred to therein or the taking of any enforcement proceedings including possession with respect to such security;

(B)	the time of the incurrence of any of the indebtedness, obligations or liabilities with respect to any of the obligations of the Company and the other Obligors pursuant to the Notes (or any one or more of them) and the other Loan Documents;

(C)	the time of an Event of Default in respect of any of the Security, demand or notice, the making of any demand or giving any notice or other failure to give any notice; or

(D)	any other matter whatsoever; and

(ii)	extend to all proceeds in any form derived, arising or resulting from any realization of the Security, including all proceeds of insurance policies covering assets, property or undertakings of the Obligors subject to the Security.

2.04	Distribution of Collateral Proceeds.

(a)	Priority of Payments. Following receipt of a Remedies Direction by the Collateral Agent from the Required Holders pursuant to Section 3.02(a) in connection with the sale, disposition or other realization, collection or recovery of any amounts in respect of the Collateral (or any portion thereof) for the payment of the Secured Obligations, the Collateral Agent shall pay all of the proceeds of such sale, disposition, or other realization, collection or recovery to the Paying Agent and the Paying Agent shall apply such proceeds toward the payment of the Secured Obligations in the following order of priority (and without duplication):

(i)	first, to any Administrative Costs and Agency Fees then due and payable to the Collateral Agent and the Paying Agent under this Agreement and any other Loan Document;

(ii)	second, to the Paying Agent, for the account of the Noteholders entitled thereto, the amount of all accrued but unpaid interest (other than any interest on any overdue amount which has accrued at the default rate provided for in the Notes) owed to the relevant Noteholders on the Secured Obligations, pro rata based on each Noteholder’s Exposure;

(iii)	third, to the Paying Agent, for the account of the Noteholders entitled thereto, the amount of all unpaid principal in respect of the Notes then due and payable to the relevant Noteholders, pro rata based on each Noteholder’s Exposure;

(iv)	fourth, to the Paying Agent, for the account of the Noteholders entitled thereto, an amount equal to any other accrued but unpaid Secured Obligations (including any unpaid amounts on account of any make-whole amounts, premiums, fees, costs, charges and expenses) then due and payable to the Noteholders under any Loan Document pro rata based on each Noteholder’s Exposure (in each case, other than any interest on any overdue amount which has accrued at the default rate provided for in the Notes); and

(v)	fifth, after final payment in full of all Secured Obligations and upon the Discharge Date, any remaining funds shall be remitted at the direction of the Company or as otherwise required to be applied in accordance with Applicable Law.

(b)	Company Remains Liable. The Company’s obligations to each Noteholder, the Collateral Agent and the Paying Agent under this Agreement, the Notes and the other Loan Documents shall not be satisfied until each Noteholder receives its pro rata share of all Secured Obligations then due and outstanding.

(c)	Obligors Remain Liable for Deficiency. It is understood that the Company and each other Obligor shall remain liable to the extent of any deficiency between the amount of the proceeds of any Collateral and the aggregate of the sums referred to in clauses (i) through (iv) of clause (a) above.

(d)	Additional Secured Obligations. Each of the Collateral Agent and the other Secured Parties, acknowledge and agree that the Company or any other Obligor will be permitted, with the prior written consent of the Required Holders, to designate as additional Secured Parties hereunder each Person who is, or who becomes, the holder of Secured Obligations incurred by such Company or other Obligor after the date of this Agreement in accordance with the terms of the Loan Documents. The Company or such other Obligor may effect such designation by delivering to the Collateral Agent, with copies to each Secured Party, each of the following:

(i)	a certificate of officer stating that the Company or applicable Obligor intends to incur additional Secured Obligations (“New Secured Obligations”) which will constitute Secured Obligations permitted by each applicable Loan Document to be secured by Encumbrances on a pari passu basis with all previously existing Secured Obligations;

(ii)	the written consent of the Required Holders to such New Secured Obligations; and

(iii)	a Collateral Agency Accession in the form of Exhibit B hereto with respect to such New Secured Obligations.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Obligor to incur additional indebtedness or permit to exist any Encumbrance on all or any of its property or assets, unless otherwise permitted by the terms of the Loan Documents.

Article 3
DEFAULTS AND REMEDIES

3.01	Notice of Defaults.

At any time after any Secured Party (other than the Collateral Agent) obtains knowledge of the occurrence of any Event of Default under any Loan Document, such Secured Party shall notify the Collateral Agent in writing thereof (a “Notice of Default”). Each such Notice of Default shall specifically refer to this Section 3.01 and shall describe such Event of Default in reasonable detail (including the date of occurrence). Upon receipt by the Collateral Agent of any such notice, the Collateral Agent shall as soon as practicable send copies thereof to each other Secured Party, the Paying Agent and the Company. Notwithstanding the above, the failure by any Secured Party to provide any notice contemplated by this Section 3.01 shall not in any way affect the right of such Secured Party to enforce its rights in connection with any Event of Default.

3.02	Exercise of Remedies.

(a)	If an Event of Default shall have occurred and be continuing, the Collateral Agent (at the written direction of the Required Holders, on behalf of the Secured Parties) shall, subject to the provisions of this Agreement, be permitted and authorized to take such actions as are specified by such Required Holders in writing (any such written request from the Required Holders, a “Remedies Direction”), including taking any and all actions which any Secured Party or the Collateral Agent is entitled to under the Loan Documents or under Applicable Law (and the exercise of any and all rights, remedies and options), either through itself or a special purpose entity, including the ability to cure or waive any Event of Default, to make demand for payment from any Obligor, to exercise the right to credit bid the Notes at any sale of the Collateral, whether under any bankruptcy or insolvency law or in foreclosure of the Encumbrances granted to Collateral Agent for the rateable benefit of the Secured Parties, or, so long as some or all of the Secured Obligations are then due and payable, to foreclose on the Encumbrances granted under the Security and exercise the right to sell the Collateral or any part thereof (or accept a deed in lieu of foreclosure) and sell, lease or otherwise realize upon the other property mortgaged, pledged and assigned to the Collateral Agent under the Security. No Secured Party shall have any right to direct the Collateral Agent to take any action in respect of the Collateral other than in accordance with the terms hereof. The Collateral is vested in and held by the Collateral Agent or its agent (for the rateable benefit of the Secured Parties) and only the Collateral Agent, acting on the written instructions of the Required Holders, has the right to take actions (and exercise rights, remedies and options) with respect to the Collateral.

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing herein shall preclude any Secured Party from (i) filing a proof of claim at a meeting of creditors in connection with any action, suit or proceeding whether under the Bankruptcy and Insolvency Act (Canada) or otherwise, (ii) taking action for non-payment of the Secured Obligations owing to it for the purposes of obtaining a monetary judgement in respect thereof, provided that no measure is taken to enforce any judgment granted in such action, (iii) taking action that is required to preserve the validity, efficacy or priority of the Secured Obligations owing to it, or (iv) giving notice of default, demand for payment or acceleration of the Secured Obligations owing to it, or similar notices to the Company.

If the Collateral Agent receives a Remedies Direction directing the Collateral Agent to commence a Foreclosure Action, the Collateral Agent shall notify each other Secured Party of such Remedies Direction as soon as practicable.

(b)	Any action (including any Foreclosure Action) which has been requested pursuant to a Remedies Direction may be modified, supplemented, terminated and/or countermanded if the Collateral Agent shall have received either (i) a written revocation notice from the Required Holders or (ii) a written notice from the Required Holders which contains different or supplemental directions with respect to such original action.

(c)	At the written direction of the Required Holders pursuant to a Remedies Direction, the Collateral Agent shall seek to enforce the Security and to realize upon the Collateral and, in the case of any Event of Default under Section 8.1.3 or Section 8.1.4 of the Notes of which the Collateral Agent has been notified in writing by any other Secured Party, to seek to enforce the claims of the Secured Parties under the Loan Documents in respect thereof; provided, however, that the Collateral Agent shall not be obligated to follow any Remedies Direction as to which the Collateral Agent has received a written opinion of counsel to the effect that such Remedies Direction is in conflict with any provisions of Applicable Law, this Agreement or any other Loan Document or any order of any court or Governmental Authority, would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, or would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified. The Collateral Agent shall not, under any circumstances, be liable to any other Secured Party or any other Person for following the written directions of the Required Holders.

3.03	Allocation of Collateral Proceeds.

Upon the acceleration of the Secured Obligations and the instruction in writing to the Collateral Agent by the Required Holders in accordance with Section 3.02, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of any Security shall be applied in accordance with Section 2.04(a).

3.04	Restrictions on Enforcement of Encumbrances.

Until the Discharge Date, except to the extent directed or consented to in writing by the Required Holders, no Secured Party will:

(a)	oppose or otherwise contest (or support any other Person in contesting) any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of the Encumbrances granted to the Collateral Agent, for the rateable benefit of the Secured Parties, made by the Collateral Agent, acting at the written direction of, or as consented to in writing by, the Required Holders, in any insolvency or liquidation proceeding of an Obligor; or

(b)	oppose or otherwise contest (or support any other Person in contesting) any lawful exercise by the Collateral Agent, acting at the written direction of, or as consented to in writing by, the Required Holders, of the right to credit bid the Secured Obligations at any sale in foreclosure of the Encumbrances granted to the Collateral Agent, for the rateable benefit of the Secured Parties;

provided, however, that notwithstanding anything to the contrary stated in this Agreement, during the occurrence of an Event of Default under Section 8.1.3 or Section 8.1.4 of the Notes: (A) the Collateral Agent may but shall not be obligated to take such actions as it deems desirable to create, prove, preserve or protect the Encumbrances upon any Collateral, which includes the preparation, filing, correctness, or accuracy of any financing statements under the PPSA (or analogous filing in other jurisdictions including, without limitation, the Uniform Commercial Code (“UCC”)), or existence, validity, or perfection of any lien or security interest; (B) nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party to enforce this Agreement, and (C) except for actions that are expressly prohibited by the terms of this Agreement, any holder of Secured Obligations and any Secured Party may take any actions and exercise any and all rights that would be available to a holder of unsecured claims (including (I) the commencement of an insolvency or liquidation proceeding against an Obligor in accordance with Applicable Law, (II) the acceleration of the Secured Obligations under and in accordance with (to the extent not automatically accelerated under) the relevant Loan Document, and (III) the termination of any agreement by the holder of any Secured Obligation in accordance with the terms thereof).

3.05	Notice of Amounts Owed.

If the Required Holders pursuant to a Remedies Direction instruct the Collateral Agent or any other Person holding any Collateral on behalf of the Secured Parties in writing to proceed to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any remedy under any Loan Document, then the Collateral Agent shall provide each Noteholder a written calculation of such Noteholder’s Exposure, and such calculation shall constitute prima facie evidence of such Noteholder’s Exposure at such time. If such Noteholder does not approve any such calculation provided by the Collateral Agent, the Collateral Agent and such Noteholder shall, expeditiously and in good faith, make a determination of such Noteholder’s Exposure which the Collateral Agent approves. With respect to each such determination of the Exposure of Noteholders, the Collateral Agent shall promptly notify the other Noteholders.

Article 4
COLLATERAL AGENt and paying agent

4.01	Appointment.

GLAS Americas LLC is hereby appointed by each Noteholder (on behalf of itself) to act as collateral agent and the Collateral Agent is irrevocably authorized to take such action as the Collateral Agent on its behalf and to exercise such rights, powers, authorities and discretions as are specifically delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto; provided, however, the Collateral Agent shall have no liability with respect to such appointment. By its signature below, GLAS Americas LLC (or any successor thereto pursuant to this Article 4), accepts such appointment. If directed to do so in writing by the Required Holders, the Collateral Agent shall execute any additional Security delivered to it after the date of this Agreement; provided, however, that such additional Security does not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any indenture, cash management agreement or other agreement governing the Secured Obligations (other than this Agreement and the other Loan Documents to which it is a party). Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Collateral Agent as its agent under the Security in accordance with this Agreement and to have acknowledged that the provisions of this Agreement apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement, the Security or any other document delivered in connection with this Agreement or the Security shall be deemed an acknowledgement of the foregoing). The Obligors hereby consent to the foregoing appointment of the Collateral Agent and agree to pay to the Collateral Agent the amounts set forth in the Fee Letter. Each Obligor that is not a party to this Agreement shall be deemed to have consented to the appointment of the Collateral Agent under this Agreement and the Security and to have acknowledged that the provisions of this Agreement apply to such Obligor mutatis mutandis as though it were a party hereto (and any acceptance by such Obligor of the benefits of this Agreement, the Security or any other document delivered in connection with this Agreement or the Security shall be deemed an acknowledgement of the foregoing).

GLAS USA LLC is hereby appointed by each Noteholder (on behalf of itself) to act as paying agent and the Paying Agent is irrevocably authorized to take such action as the Paying Agent on its behalf and to exercise such rights, powers, authorities and discretions as are specifically delegated to the Paying Agent by the terms of this Agreement and the other Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto; provided, however, the Paying Agent shall have no liability with respect to such appointment. By its signature below, GLAS USA LLC (or any successor thereto pursuant to this Article 4), accepts such appointment. The Paying Agent will not otherwise be bound by, or be held obligated by, the provisions of any indenture, cash management agreement or other agreement governing the Secured Obligations (other than this Agreement and the other Loan Documents to which it is a party). The Obligors hereby consent to the foregoing appointment of the Paying Agent and agree to pay to the Paying Agent the amounts set forth in the Fee Letter. Each Obligor that is not a party to this Agreement shall be deemed to have consented to the appointment of the Paying Agent under this Agreement and to have acknowledged that the provisions of this Agreement apply to such Obligor mutatis mutandis as though it were a party hereto (and any acceptance by such Obligor of the benefits of this Agreement or any other document delivered in connection with this Agreement shall be deemed an acknowledgement of the foregoing).

4.02	Duties and Responsibilities.

(a)	The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement or the other Loan Documents against the Collateral Agent. The Collateral Agent shall not be liable or responsible except for the performance of such expressed duties as are specifically set forth herein or in the other Loan Documents to which it is a party. The Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Collateral Agent is or may be required to exercise in writing by the Required Holders. As to any matter not expressly provided for by this Agreement or the other Loan Documents, the Collateral Agent will act or refrain from acting as directed in writing by the Required Holders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to this Agreement or thereto shall be binding on the holders of the Secured Obligations. Except as expressly set forth herein and in the other Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its subsidiaries that is communicated to or obtained by the Collateral Agent or any of its affiliates in any capacity. The relationship between the Secured Parties (excluding the Collateral Agent), on the one hand, and the Company, on the other, in connection herewith or therewith is solely that of noteholders and issuer. Neither this Agreement nor the other Loan Documents creates a joint venture among the parties. Neither the Collateral Agent nor the Paying Agent shall, under any circumstances, be construed to be a partner or joint venturer of any Obligor or any other Secured Party.

(b)	The Collateral Agent shall:

(i)	hold and maintain the Security;

(ii)	provide to each Noteholder copies of all financial information received from the Company as soon as practicable after receipt thereof, and copies of any notices received by the Collateral Agent from the Company upon written request by any Noteholder;

(iii)	each time the Company requests the written consent of the Noteholders in connection with any matter, use its reasonable commercial efforts to obtain and communicate to the Company the response of the Noteholders as soon as practicable having due regard to the nature and circumstances of the request; and

(iv)	give written notice to the Company in respect of any other matter in respect of which notice is required in accordance with or pursuant to this Agreement, promptly or promptly after receiving the consent of the Noteholders, if required under the terms of this Agreement.

(c)	The Paying Agent shall:

(i)	as a non-fiduciary paying agent for the Company, maintain a record of the outstanding amounts owing to each Noteholder (including the interest of each Noteholder), which record shall conclusively be presumed to be correct and accurate, absent manifest error;

(ii)	promptly disburse all repayments to the Noteholders hereunder in accordance with the terms of this Agreement and the Notes;

(iii)	account for any monies received by it in connection with this Agreement, the Loan Documents, the Security and any other agreement delivered in connection herewith or therewith; and

(iv)	give written notice to the Company in respect of any other matter in respect of which notice is required in accordance with or pursuant to this Agreement, promptly or promptly after receiving the consent of the Noteholders, if required under the terms of this Agreement.

4.03	Rights and Obligations.

(a)	The Collateral Agent and the Paying Agent may:

(i)	assume, absent actual knowledge or written notice from a Responsible Officer of any Secured Party (to the extent a Responsible Officer of such Secured Party has actual knowledge or written notice thereof) received by it to the contrary, that (A) any representation made by any Person in connection with any Loan Document is true, (B) no Event of Default exists, (C) no Person is in breach of or in default under its obligations under any Loan Document, (D) any right, power, authority or discretion vested herein upon any other agent has not been exercised and (E) all conditions precedent to any obligations of any Secured Party have been fully satisfied;

(ii)	assume that any notice or certificate given by any Person has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

(iii)	assume that the address, telecopy, email address and telephone numbers for the giving of any written notice to any Person hereunder is that identified in the notice provisions of each Note to which such Person is a party, as applicable, until a Responsible Officer of the Collateral Agent has received from such Person a written notice designating some other office of such Person to replace any such addresses, telecopy or telephone number, and act upon any such notice until the same is superseded by a further such written notice;

(iv)	employ, at the expense of the Obligors, attorneys, agents, accountants or other experts whose advice or services the Collateral Agent may reasonably determine is necessary or desirable, and may, acting reasonably, rely upon any advice so obtained; provided that the Collateral Agent shall be under no obligation to act upon such advice if it does not deem such action to be appropriate;

(v)	rely on any matters of fact upon a certificate signed by or on behalf of any Person;

(vi)	conclusively rely upon any communication, instruction, opinion, certificate, notice or document (including, without limitation, the names, addresses and holdings of all registered holders of Notes pursuant to Section 4.12) purportedly signed or otherwise sent to the Collateral Agent and/or Paying Agent, as the case may be, by a Responsible Officer or other representative, agent, or counsel of an Obligor, Secured Party, or a Noteholder, as applicable, believed by the Collateral Agent and/or the Paying Agent in good faith to be genuine and have been signed or sent by or on behalf of the proper Person or Persons, and the Collateral Agent and/or Paying Agent shall have no liability for its actions taken, suffered or omitted to be taken upon any such communication, instruction, opinion, certificate, notice or other document, except to the extent caused by the willful misconduct or gross negligence of the Collateral Agent and/or the Paying Agent as finally determined by a court of competent jurisdiction. The Collateral Agent and/or the Paying Agent shall have no duty whatsoever to investigate or verify whether any such signature is genuine or authorized or whether the information in any such communication, instruction, opinion, certificate, notice or other document is genuine or accurate;

(vii)	refrain from acting or continuing to act in accordance with any instructions given under this Agreement or any Remedies Direction to begin any action or proceeding arising out of or in connection with any Loan Document until it shall have received such indemnity and/or security from the other Secured Parties as it may reasonably require (whether by payment in advance or otherwise) for all reasonable fees, costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities which it will incur in complying or continuing to comply with such instructions; provided that nothing in this subclause (vii) shall be deemed to obligate any Secured Party to provide any such indemnity or security; and

(viii)	seek instructions, in the form of a direction in writing from the Required Holders, a certificate of an authorized officer, an order of a court of competent jurisdiction or (in respect of any payment hereunder) a payment instruction in writing from the applicable Obligor, Secured Party or its respective nominee, as applicable, as to the exercise of any of its rights, powers, authorities or discretions hereunder or under the other Loan Documents (including any consents, notices, requests, amendments, waivers, modifications, acceptances, remedies or payments), may await receipt of the respective confirmatory instructions before taking any such action, and in the event that it does seek instructions, it shall be fully protected from any and all liability when acting in accordance with such written instructions or, in the absence of any (or any clear) written instructions, when refraining from taking any action or exercising any right, power or discretion hereunder or thereunder.

(b)	The Collateral Agent shall:

(i)	as soon as practicable, upon written request, deliver to the Secured Parties the notices, certificates, reports, opinions, agreements and other documents which it receives under this Agreement and the other Loan Documents in its capacity as Collateral Agent;

(ii)	except as otherwise expressly provided in any Loan Document (including subject to Section 4.03(a)(vii) and Section 4.04(d)), perform its duties in accordance with any written instructions given to it by the Required Holders which instructions shall be binding on all Secured Parties; and

(iii)	if so instructed in writing by the Required Holders, refrain from exercising any right, power, authority or discretion vested in it hereunder or under the other Loan Documents (other than rights arising under this Section 4.03) without any liability for such failure to act.

(c)	Without limiting the generality of Section 4.03(b), the parties hereto acknowledge and agree that the Collateral Agent shall, in exercising its rights and performing its obligations under the other Loan Documents, act in accordance with the terms and conditions of this Agreement.

4.04	No Responsibility for Certain Conduct.

(a)	Notwithstanding anything to the contrary expressed or implied herein, the Collateral Agent and the Paying Agent shall not:

(i)	be bound to inquire as to (w) whether or not any representation made by any other Person in connection with any Loan Document is true, (x) the occurrence or otherwise of any Event of Default, (y) the performance by any other Person of its obligations under any of the Loan Documents or the satisfaction of any condition precedent to any obligation of any Secured Party, or (z) any breach of or default by any Person of its obligations under any of the Loan Documents or otherwise;

(ii)	be bound to disclose to any Person any information relating to this Agreement, the Notes, the other Loan Documents or any transactions contemplated thereby if such disclosure would constitute a breach of any Applicable Law or be otherwise actionable at the suit of any Person; or

(iii)	be bound to take any action (and will incur no liability for doing so) in the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Loan Documents resulting in adverse claims being made in connection with the Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Loan Documents do not unambiguously mandate the action the Collateral Agent and/or the Paying Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent and/or the Paying Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Loan Documents, until the Collateral Agent and/or the Paying Agent is directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction, provided that the parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights of the Company or the other Obligors.

(b)	The Collateral Agent and/or the Paying Agent shall have no responsibility for the accuracy or completeness of any information supplied by any Person (other than itself) in connection with this Agreement, the Notes and the other Loan Documents or for the legality, validity, effectiveness, adequacy or enforceability of any Loan Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by the Obligors or any other Person contained in this Agreement or any other Loan Document or in any certificate or other document referred to or provided for, or received by the Collateral Agent and/or the Paying Agent, hereunder or thereunder. The Collateral Agent and/or the Paying Agent shall not be liable as a result of any failure by the Obligors or their affiliates or any Person (except itself to the extent of the gross negligence or willful misconduct of the Collateral Agent and/or the Paying Agent) party hereto or to any other Loan Document to perform their respective obligations hereunder or under any other Loan Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Loan Document.

(c)	It is understood and agreed by each Secured Party that, except as expressly set forth herein, it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Person and, accordingly, each such Secured Party warrants to the Collateral Agent and the Paying Agent that it has not relied on and will not hereafter rely on the Collateral Agent and/or the Paying Agent:

(i)	to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Person in connection with any of the Loan Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the Collateral Agent and/or the Paying Agent); or

(ii)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Person.

(d)	In the event the Collateral Agent and/or the Paying Agent is instructed in writing to take any action under this Agreement or any other Loan Document, the Collateral Agent and/or the Paying Agent may refuse to take such action in the event that, in the sole discretion of the Collateral Agent and/or the Paying Agent, the Collateral Agent and/or the Paying Agent determines that taking such action either would be contrary to Applicable Law or would cause the Collateral Agent and/or the Paying Agent to incur liability for which the Collateral Agent and/or the Paying Agent has not been indemnified and/or secured against to its satisfaction.

(e)	Notwithstanding anything herein to the contrary, the Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, creation, perfection, priority, maintenance, continuation or enforceability of the Encumbrances in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Encumbrances upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future Secured Parties concerning the perfection of the Encumbrances granted hereunder or in the value of any of the Collateral. The Collateral Agent will not be responsible for determining whether any given Secured Obligations are in fact secured pursuant to the Security, it being understood that each other Secured Party shall be responsible for ascertaining whether its Secured Obligations are in fact secured pursuant to the Security. Notwithstanding anything in the Loan Documents to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document, PPSA and/or UCC financing statements or any other financing statement or for the perfection or maintenance of any security interest created hereunder.

(f)	Notwithstanding anything to the contrary contained herein:

(i)	each of the parties thereto will remain liable under the Security (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(ii)	the exercise by the Collateral Agent and/or the Paying Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the Security; and

(iii)	the Collateral Agent and/or the Paying Agent will not be obligated to perform any of the obligations or duties of any of the other parties thereunder other than the obligations and duties of the Collateral Agent and/or the Paying Agent specifically set forth therein.

(g)	In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, provincial, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(h)	The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent, Paying Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be responsible to any Obligor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Obligor (in each case as determined by a final, non-appealable order by a court of competent jurisdiction). No provision of this Agreement shall require the Collateral Agent and/or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder if it has reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or financial liability is not reasonably assured to it.

(i)	The Collateral Agent and the Paying Agent are authorized to obey and comply, in any manner it or its counsel deems appropriate, with all writs, orders, judgments, awards or decrees issued or processes entered by any court or arbitral tribunal with respect to this Agreement and if the Collateral Agent and/or the Paying Agent so complies, it shall not be liable to any party hereto or to any other party or person notwithstanding that any such writ, order, judgment, award, decree or process may be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without competent jurisdiction.

(j)	The Collateral Agent and the Paying Agent make no representation and have no responsibility as to the validity of the Loan Documents or the sufficiency of the Collateral.

4.05	Defaults.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or any other default in connection with any Loan Documents or any information or be required to act upon any event, default (including any Event of Default or any other default in connection with any Loan Documents) or information (including the sending of any notice) unless a Responsible Officer of the Collateral Agent has received written notice of such event or default (including any Event of Default) referring to this Agreement, describing such event or default (including any Event of Default) and stating that such notice is a “Notice of Default”. Absent such written notice, the Collateral Agent shall have no duty to ascertain whether any such event or default (including any Event of Default or any other default in connection with any Loan Documents) shall have occurred. If a Responsible Officer of the Collateral Agent has actual knowledge of an Event of Default or receives such a written Notice of Default, the Collateral Agent shall give prompt notice thereof to the Noteholders. The Collateral Agent shall take such action with respect to such Event of Default as is provided in this Agreement, the Notes and the Security and, notwithstanding any other provision of this Agreement to the contrary, unless and until the Collateral Agent shall have received a Remedies Direction, it shall refrain from taking any such action with respect to such Event of Default.

4.06	Liability.

(a)	Neither the Collateral Agent, the Paying Agent nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable to any Person for any action taken or omitted under this Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent and/or the Paying Agent, as the case may be, as determined by a court of competent jurisdiction in a final judgment from which no appeal may be taken. The other Secured Parties party hereto each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Collateral Agent and Paying Agent for any action taken or omitted under this Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Collateral Agent (as the case may be), as determined by a court of competent jurisdiction in a final judgment from which no appeal may be taken.

(b)	The Collateral Agent and Paying Agent shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

4.07	Indemnification.

(a)	Each of the Obligors shall, on a joint and several basis, indemnify, defend and hold harmless the Collateral Agent, and in its capacity as such, the Collateral Agent’s respective officers, directors, partners, shareholders, controlling persons, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates (collectively, the “Collateral Agent Indemnitees”), with respect to all liabilities, losses, costs, claims, demands, damages, actions or causes of action, fines or other penal or administrative sanctions suffered by such Person and arising out of or pertaining to (directly or indirectly) the Loan Documents or the Collateral or the taking of any steps or performance of any action under this Agreement or under any of the other Loan Documents to which it is a party (including any enforcement or realization on the Collateral), other than to the extent caused by or arising out of the gross negligence or willful misconduct of the Collateral Agent Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction. None of the Collateral Agent Indemnitees shall be liable for any indirect, special, punitive or consequential damages in connection with this Agreement or any other Loan Document to which it is a party.

(b)	Each of the Obligors shall, on a joint and several basis, indemnify, defend and hold harmless the Paying Agent, and in its capacity as such, the Paying Agent’s respective officers, directors, partners, shareholders, controlling persons, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates (collectively, the “Paying Agent Indemnitees”), with respect to all liabilities, losses, costs, claims, demands, damages, actions or causes of action, fines or other penal or administrative sanctions suffered by such Person and arising out of or pertaining to (directly or indirectly) the Loan Documents or the Collateral or the taking of any steps or performance of any action under this Agreement or under any of the other Loan Documents to which it is a party (including any enforcement or realization on the Collateral), other than to the extent caused by or arising out of the gross negligence or willful misconduct of the Paying Agent Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction. None of the Paying Agent Indemnitees shall be liable for any indirect, special, punitive or consequential damages in connection with this Agreement or any other Loan Document to which it is a party.

(c)	To the extent an indemnity is not available from the Obligors pursuant to Section 4.07(a) or 4.07(b), each Noteholder shall, from time to time in proportion to its Exposure, severally indemnify each Collateral Agent Indemnitee and each Paying Agent Indemnitee with respect to all liabilities, losses, costs, claims, demands, damages, actions or causes of action, fines or other penal or administrative sanctions suffered by such Person and arising out of or pertaining to (directly or indirectly) the Loan Documents or the Collateral or the taking of any steps or performance of any action under this Agreement or under any of the other Loan Documents to which it is a party (including any enforcement or realization on the Collateral), provided however, that the Collateral Agent or the relevant Collateral Agent Indemnitee or the Paying Agent or the relevant Paying Agent Indemnitee shall provide a written request to the Secured Parties, including evidence in reasonable detail supporting the amount sought and information regarding any dispute related thereto, from receipt of which the Secured Parties shall have ten (10) Business Days to request additional information or, submitting no request, sixty (60) days to make payment (provided that if such information is requested, such sixty (60)-day period shall begin upon such time as such additional information is received by the Secured Parties). Such indemnification shall not be available to the extent such liabilities, losses, costs, claims, demands, damages, actions or causes of action, fines or other penal or administrative sanctions suffered were caused by or arose out of the gross negligence or willful misconduct of the Collateral Agent Indemnitee or Paying Agent Indemnitee, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Obligors indemnify each Secured Party (other than the Collateral Agent) for amounts paid by it pursuant to this Section 4.07(c).

4.08	Resignation and Removal.

(a)	Subject to Section 4.09, the Collateral Agent and/or the Paying Agent may resign from its appointment hereunder at any time without providing any reason therefor by giving no less than thirty (30) days prior written notice to that effect to each of the other parties hereto.

(b)	Subject to Section 4.09, the Required Holders may remove the Collateral Agent and/or the Paying Agent from its appointment hereunder with or without cause by giving no less than thirty (30) days’ prior written notice to that effect to the Collateral Agent or Paying Agent and the Company.

4.09	Successor Collateral Agents and Paying Agents.

(a)	No resignation or removal pursuant to Section 4.08 shall be effective until:

(i)	a successor to the Collateral Agent and/or Paying Agent, as the case may be, is appointed in accordance with (and subject to) the provisions of this Section 4.09;

(ii)	the resigning Collateral Agent and/or Paying Agent, as the case may be, has transferred to its successor (A) all of its rights and obligations in its capacity as the Collateral Agent or Paying Agent, as the case may be, under this Agreement and the other Loan Documents and (B) all documentation held by it and relating to the Loan Documents (other than such documentation that the Collateral Agent or Paying Agent, as the case may be, is required to retain pursuant to Applicable Law); and

(iii)	the successor Collateral Agent or Paying Agent, as the case may be, has executed and delivered an agreement to be bound by the terms of this Agreement and the other Loan Documents and to perform all duties required of Collateral Agent or Paying Agent, as the case may be, hereunder and under the other Loan Documents.

(b)	If the Collateral Agent or Paying Agent, as the case may be, has given notice of its resignation pursuant to Section 4.08(a) or if the Required Holders give the Collateral Agent or Paying Agent, as the case may be, notice of removal thereof pursuant to Section 4.08(b), then a successor to the Collateral Agent or Paying Agent, as the case may be, may be appointed by the Required Holders during a thirty (30) day period beginning on the date of such notice but, if no such successor is so appointed within thirty (30) days after the above notice, the resigning or removed Collateral Agent or Paying Agent may at the expense of the Obligors appoint such a successor or petition to a court of competent jurisdiction to appoint such a successor. If a resigning or removed Collateral Agent or Paying Agent, or a court of competent jurisdiction appoints a successor, such successor shall be authorized under all Applicable Laws to exercise corporate trust powers and be acceptable to the Required Holders (and, unless an Event of Default has occurred and is continuing, the Company), approval by which shall not unreasonably be withheld or delayed.

(c)	If a successor to the Collateral Agent or Paying Agent, as the case may be, is appointed under the provisions of this Section 4.09, then:

(i)	the predecessor Collateral Agent or Paying Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii)	the resignation pursuant to Section 4.08(a) or removal pursuant to Section 4.08(b) of the predecessor Collateral Agent or Paying Agent, notwithstanding, the provisions of this Agreement shall inure to the benefit of the predecessor Collateral Agent or Paying Agent, as the case may be, as to any actions taken or omitted to be taken by it under this Agreement and the other Loan Documents while it was Collateral Agent or Paying Agent, as the case may be; and

(iii)	the successor Collateral Agent or Paying Agent, and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Collateral Agent or Paying Agent had been a party hereto beginning on the date of this Agreement.

(d)	Any Person into which the Collateral Agent or Paying Agent, as the case may be, may be merged, amalgamated, converted or with which it may be consolidated, or any Person resulting from any merger, amalgamation, conversion or consolidation to which the Collateral Agent or Paying Agent shall be a party, or any Person succeeding to the business of the Collateral Agent or Paying Agent shall be the successor of the Collateral Agent or Paying Agent, as the case may be, pursuant to Section 4.09(b), without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding; provided that (i) such Person satisfies the eligibility requirements in Section 4.09(b) and (ii) promptly following any such merger, amalgamation, conversion or consolidation, the Collateral Agent or Paying Agent, as the case may be, shall have notified the Company thereof in writing; provided, however, that the Collateral Agent or Paying Agent, as the case may be, shall have no liability for failure to so notify the Company.

4.10	Authorization.

(a)	Each Noteholder hereby irrevocably authorizes the Collateral Agent and Paying Agent to execute, deliver and perform each of the Loan Documents to which the Collateral Agent and Paying Agent is or is intended to be a party.

(b)	Each Obligor hereby acknowledges notice of the terms of the provisions of this Article 4 and agrees to be bound hereby to the extent of its obligations hereunder.

4.11	Appointment of Co-Collateral Agents.

At any time or from time to time, in order to comply with any Requirement of Applicable Law, the Collateral Agent may appoint another bank or trust company or one of more other Persons, either to act as co-agent or as agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent). Should any written instrument from an Obligor or another Secured Party be required by any co-agent so appointed for more fully confirming to such co-agent such power and authority, or to extend any rights, benefits, indemnities and similar protections contemplated hereunder to the co-agent, any and all such instruments shall, on request, be executed, acknowledged and delivered by such Obligor or other Secured Party.

4.12	Details of Noteholders.

The Company shall provide to the Collateral Agent and/or the Paying Agent promptly upon request therefor a complete and correct copy of the names, addresses and respective holdings of all registered holders of Notes, and shall from time to time, use reasonable commercial efforts to provide to the Collateral Agent and/or Paying Agent any changes to such information.

4.13	Sharing of Information.

The Collateral Agent, the Paying Agent and the Noteholders may share among themselves any information they may have from time to time concerning the Obligors whether or not such information is confidential; but shall have no obligation to do so (except for any obligations of the Collateral Agent and the Paying Agent to provide information to the extent required in this Agreement).

4.14	Decision Making.

(a)	Any amendment to this Agreement, the Notes or any other Loan Documents and the granting of any waiver or consent by the Noteholders or the Collateral Agent in respect of the foregoing, in each case, relating to the following matters shall require the unanimous agreement of the Noteholders:

(i)	decreases in interest rates and fees in respect of the Notes;

(ii)	any reduction of, or compromise with respect to, or waiver of, the amount of the Secured Obligations or any portion thereof;

(iii)	extensions of the maturity date of the Notes;

(iv)	extensions of the scheduled dates for any payments of principal, interest or other amounts under the Notes or the scheduled amounts of repayments thereunder;

(v)	releases of all or any substantial portion of the Security;

(vi)	any proposed amendments to the definitions of “Required Holders” in Section 1.01; and

(vii)	any proposed amendments to this Section 4.14, and any other provision of this Agreement, the Notes or any other Loan Documents which requires the unanimous consent of the Noteholders in connection with any action to be taken or consent to be provided by the Noteholders.

(b)	Except for the matters described in paragraph 4.14(a) above, any amendment to this Agreement, the Notes or any other Loan Documents and the granting of any waiver or consent by the Noteholders or the Collateral Agent in respect of the foregoing, in each case, shall be effective if made among the Company, the Collateral Agent and the Required Holders, and for greater certainty any such amendment which is agreed to by the Required Holders shall be final and binding upon all Noteholders.

(c)	Except for the matters which require the unanimous consent of the Noteholders as set out above, any action to be taken or decision to be made by the Collateral Agent or the Noteholders pursuant to this Agreement, the Notes, any other Loan Document and any subordination agreement entered into from time to time by the Noteholders or the Collateral Agent on behalf of the Noteholders shall be effective if approved by the Required Holders; and any such decision or action shall be final and binding upon all Noteholders.

(d)	Any action to be taken or decision to be made by the Noteholders pursuant to this Agreement which is required to be unanimous shall be made at a meeting of the Noteholders called by the Collateral Agent or by a written instrument executed by all of the Noteholders. Any action to be taken or decision to be made by the Noteholders pursuant to this Agreement, the Notes or any other Loan Documents which is required to be made by the Required Holders shall be made at a meeting of the Noteholders called by the Collateral Agent or by a written instrument executed by the Required Holders. Any such instrument may be executed by fax or electronic mail and in counterparts.

Article 5
Representations and warranties

5.01	Representations and Warranties of the Obligors.

Each Obligor hereby represents and warrants for the benefit of the Secured Parties and the Paying Agent on the date hereof, as follows:

(a)	each of the Company and the other Obligors has been duly formed, validly exists, and has all requisite organizational power and authority to conduct its business as intended and owns its assets;

(b)	each of the Company and the other Obligors has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement, the Security and the other Loan Documents;

(c)	each of the Company and the other Obligors has duly authorized, executed and delivered this Agreement, the Security and the other Loan Documents to which it is a party, and the execution and delivery of this Agreement, the Security and the other Loan Documents by it will not violate any Applicable Law binding upon it, its organizational documents or conflict in any material respect with any agreement to which it is a party; and

(d)	this Agreement constitutes valid and legally binding obligations of each of the Company and the other Obligors, enforceable against each of them in accordance with the terms hereof, subject only to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to general principles of equity, including the principle that specific performance is an equitable remedy, available only in the discretion of a court.

5.02	Survival of Representations and Warranties.

All of the representations and warranties set forth in Section 5.01 shall survive the execution and delivery of this Agreement.

5.03	Representations and Warranties of the Noteholders, Collateral Agent and Paying Agent.

(a)	Each of the Noteholders represents and warrants to the Collateral Agent, the Paying Agent and the Obligors that it is duly authorized to enter into this Agreement and to undertake the obligations expressed herein to be undertaken by it in its own capacity.

(b)	The Collateral Agent and the Paying Agent represent and warrant to the Noteholders and the Obligors that it is duly authorized to enter into this Agreement and to undertake the obligations expressed herein to be undertaken by it.

Article 6
Affirmative covenants of the obligors

6.01	Additional Obligors.

The Company and other Obligors will cause each of their subsidiaries and affiliates that is required by any Loan Document to become an Obligor and/or enter into the Security and become a party to this Agreement, to execute and deliver to the Collateral Agent and the Paying Agent:

(a)	a Collateral Agency Accession in the form of Exhibit A hereto, whereupon such subsidiary or affiliate will, together with the execution and delivery of all other Loan Documents required, become an Obligor hereunder and be bound by the terms hereto to the same extent as if it had executed and delivered this Agreement as of the date hereof;

(b)	contemporaneously with the execution of the Collateral Agency Accession, all such guarantees, security documents, opinions and other instruments (or accessions thereto) including those required to be delivered pursuant to the terms of any Loan Documents and Security, and do all such things and give all such assurances as, in the reasonable opinion of the Collateral Agent or its counsel, are necessary for validly granting to the Collateral Agent the Encumbrances granted pursuant to the Security upon the Collateral, whether now owned or hereafter acquired by such Obligor and to register or facilitate the registration in all applicable jurisdictions of appropriate forms of security documents against all property of such Person subject to, or intended to form part of the Collateral in order to confer upon the Collateral Agent such Encumbrances with such priority as are intended to be granted hereby and by the Security;

(c)	if required pursuant to the terms of the Security to which such Obligor is a party, certificates representing all of the issued and outstanding equity interests forming part of the Collateral together with transfer powers of attorney duly executed in blank for each certificate; and

(d)	a certificate of officer confirming that the Obligors have complied with all requirements of the Loan Documents and Security relating to such additional Obligor.

6.02	Additional Collateral.

Where any provision of the Loan Documents or the Security requires that additional property or assets be added to the Collateral, the Company and each other Obligor, as applicable, shall execute and deliver to the Collateral Agent:

(a)	all such guarantees, security documents, opinions and other instruments including those required to be delivered pursuant to the terms of the Loan Documents and Security, and all such other things and assurances as, in the reasonable opinion of the Collateral Agent or its counsel, are necessary or desirable for validly granting to the Collateral Agent the Encumbrances granted pursuant to the Security upon such additional Collateral, and register or facilitate the registration in all applicable jurisdictions of appropriate forms of security documents against all property of such Person subject to, or intended to form party of the Collateral in order to confer upon the Collateral Agent such Encumbrances with such priority as are intended to be granted hereby and by the Security; and

(b)	a certificate of officer confirming that the Obligors have complied with all requirements of the Loan Documents and Security relating to such additional Collateral.

Article 7
MISCELLANEOUS

7.01	No Waiver; Remedies Cumulative.

No failure or delay on the part of any party hereto or any Secured Party in exercising any right, power or privilege hereunder and no course of dealing between parties hereto shall impair any such right, power or privilege or operate as a waiver thereof. No single or partial exercise by any party hereto or any Secured Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies provided herein are cumulative and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand by any party hereto or any Secured Party on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto or any Secured Party to any other or further action in any circumstances without notice or demand.

7.02	Notices.

All notices, payment instructions, Remedies Directions and other communications required or permitted to be given hereunder, shall be in writing and shall be given to the following addresses:

If to the Collateral Agent:

GLAS Americas LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Phone: 201-839-2181

Attention: Corporate Trust Administration

Email: adam.berman@glas.agency

If to the Paying Agent :

GLAS USA LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Phone: 201-839-2181

Attention: Corporate Trust Administration

Email: adam.berman@glas.agency

If to any Obligor:

489 Fifth Ave, Floor 27

New York, NY 10017

Attention: Kyle Detwiler

Email: kyle@northernswan.com

If to any other Secured Party at its address and contact information specified in the applicable Note or Security, or such other notice particulars as it may specify by written notice to the parties named above.

Each notice hereunder will be in writing and may be personally served or sent by courier service or by facsimile or e-mail via PDF and will be deemed to have been given when delivered in Person or by courier service and signed for against receipt thereof or upon confirmation of receipt of such facsimile or e-mail PDF (including pursuant to a facsimile confirmation printout and by any “read receipt” in respect of any e-mail). Each party may change its notice particulars hereunder by giving written notice thereof to the other parties hereto as set forth in this Section 7.02.

7.03	Amendments to a Loan Document.

(a)	This Agreement and any other Loan Document (other than the Notes) may be amended or modified only by an instrument in writing signed by the Company, the Collateral Agent and the Paying Agent (each, acting at the written direction of the Required Holders). Any such amendment or modification shall be binding upon the Company and the Secured Parties.

(b)	Without the prior written consent of the Required Holders, each of the Noteholders agrees that it will not be entitled to: (i) cause to be more onerous or add any financial covenants or add any additional events of default to its Note; (ii) shorten any scheduled repayment date or shorten the final maturity date of its Note; (iii) increase any interest rate applicable to its Note; or (iv) increase the principal amount of its Note or its Exposure thereunder; or (v) make any other change to its Note is adverse to any of the other Noteholders in any material manner.

7.04	Benefit of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Obligor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent and each Noteholder.

7.05	Third-Party Beneficiaries.

The covenants contained herein are made solely for the benefit of the parties hereto and the other Secured Parties from time to time, and their successors and assigns, and shall not be construed as having been intended to benefit any other third-party not a party to this Agreement.

7.06	Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.

7.07	Effectiveness.

This Agreement shall be effective on the date first above written.

7.08	Entire Agreement.

This Agreement and the other Loan Documents, including the documents referred to herein, constitute the entire agreement and understanding of the parties hereto, and supersede any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof including without limitation the Original Collateral Agency Agreement.

7.09	Severability.

If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

7.10	Conflict with Other Agreements.

Except as otherwise expressly provided herein, the parties agree that in the event of any conflict between the provisions of this Agreement (or any portion thereof) and the provisions of any other Loan Document or any other agreement now existing or hereafter entered into, the provisions of this Agreement shall control.

7.11	Agreement.

Each of the parties hereto agrees that this Agreement is a Loan Document.

7.12	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

This Agreement shall be governed by, and construed in accordance with, the law of the Province of British Columbia, and Section 9.6 of the Notes is hereby incorporated herein by reference, mutatis mutandis, as if fully set out in this Agreement.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.13	Termination.

Upon the Discharge Date, this Agreement shall (except as otherwise expressly set out herein and subject to Section 7.14) terminate and be of no further force and effect; provided that the obligations under Section 4.07 shall survive the Discharge Date, the assignment of this Agreement and the resignation or removal of the parties hereto.

7.14	Reinstatement.

This Agreement and the obligations of the Obligors hereunder shall continue to be effective or be automatically reinstated, as the case may be, if (and to the extent that) at any time payment and performance of the Obligors’ obligations hereunder, or any part thereof, is rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent or any other Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated on the same terms and conditions applicable thereto prior to the payment of the rescinded, reduced, restored or returned amount, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.15	Attorney-In-Fact.

Each Obligor irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, for the purpose of carrying out the terms of this Agreement or any other Security, to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purposes of this Agreement and the other Security. Each Obligor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to such Obligor in acting pursuant to this power of attorney and such Obligor hereby waives any claims or rights of a beneficiary of a fiduciary relationship. Without limiting the generality of this Section 7.15, any action or inaction by the Collateral Agent pursuant to this Section 7.15 shall be taken at the written instruction of the Required Holders. The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.15 unless an Event of Default shall have occurred and be continuing, provided that if any Obligor fails to perform or comply with any of its agreements contained in this Agreement or any other Security, the Collateral Agent, at the written direction of the Required Holders, may perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.15, together with interest, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Obligor, shall promptly be paid by such Obligor to the Collateral Agent. Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created by the Security are released.

7.16	Further Assurances.

(a)	Each of the Company and the other Obligors will do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Encumbrances upon the Collateral, including after-acquired Collateral and any property or assets that become Collateral pursuant to the definition thereof after the date hereof, subject only to such exceptions as may be contemplated by the Loan Documents and Security.

(b)	Subject to the obligations of each of the Company and the other Obligors pursuant to Section 7.16(a), upon the reasonable request of the Collateral Agent or any Secured Party at any time and from time to time, the Company and each of the other Obligors will promptly execute, acknowledge and deliver such Security, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent may reasonably request, to create, perfect, protect, assure or enforce the Encumbrances and benefits intended to be conferred, in each case as contemplated by the Security.

7.17	Filing Fees, Excise Taxes, Etc.

Each of the Obligors agrees to pay or to reimburse the Collateral Agent promptly on demand for any and all documented amounts, if any, in respect of all search, filing and recording fees, taxes, excise taxes, sales taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Loan Document to which such Person is a party and agree to hold each such Person harmless from and against any and all liabilities, costs, claims, expenses, penalties and interest with respect to or resulting from any delay in paying or omission to pay such taxes and fees (except to the extent that such liabilities, costs, claims, expenses, penalties and interest result from the gross negligence or willful misconduct of any such Person as finally determined by a non-appealable order from a court of competent jurisdiction). The provisions of this Section shall survive the termination of this Agreement or resignation or removal of the Collateral Agent.

7.18	USA Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States, the Collateral Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agrees to provide to the Collateral Agent, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

Northern Swan Holdings, Inc., as Company

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	CEO

GLAS AMERICAS LLC, as Collateral Agent

By:	/s/ Adam Berman
	Name:	Adam Berman
	Title:	Vice President

GLAS USA LLC, as Paying Agent

By:	/s/ Adam Berman
	Name:	Adam Berman
	Title:	Vice President

NS US Holdings, Inc., as Obligor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	CEO

Herbal Brands, Inc., as Obligor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

Northern Swan International, Inc., as Obligor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

Northern Swan – Amended and Restated Intercreditor and Collateral Agency Agreement

Northern Swan Management, Inc., as Obligor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

Northern Swan Deutschland Holdings, Inc., as Obligor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

Northern Swan Portugal Holdings, Inc., as Obligor

By:	/s/ Kyle Detwiler
	Name:	Kyle Detwiler
Title:

Northern Swan – Amended and Restated Intercreditor and Collateral Agency Agreement

Rimrock High Income Plus (Master) Fund, Ltd, as Noteholder

By:	/s/ Cris Chester
	Name:	Cris Chester
	Title:	MD

Anson INVESTMENTS MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC., as Noteholder

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director

Anson OPPORTUNITIES MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC., as Noteholder

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director

Anson EAST MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC., as Noteholder

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director

AC ANSON INVESTMENTS LTD., as Noteholder

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director

axios growth partners, llc, as Noteholder

By:	/s/ Nicholas Rutherfurd
	Name:	Nicholas Rutherfurd
	Title:	Principal

Northern Swan – Amended and Restated Intercreditor and Collateral Agency Agreement

NS Co-Investment LLC, as Noteholder

By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

COWEN InvestmentS ii LLC, as Noteholder

By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

Northern Swan – Amended and Restated Intercreditor and Collateral Agency Agreement

SCHEDULE 1

NOTES

Noteholder	Amount of Note	Note Number
Rimrock High Income Plus (Master) Fund, Ltd.	$20,000,000	1A
Anson Investments Master Fund LP	$1,300,000	1B-1
Anson Opportunities Master Fund LP	$300,000	1B-2
AC Anson Investments Ltd.	$400,000	1B-3
Anson East Master Fund LP	$1,000,000	1B-4
Axios Growth Partners, LLC	$2,500,000	1C
NS Co-Investment LLC	$2,000,000	1D
Cowen Investments II LLC	$250,000	1E
Total:	$27,750,000

EXHIBIT A
FORM OF COLLATERAL AGENCY ACCESSION – ADDITIONAL OBLIGOR

Reference is made to the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of May 10, 2019 (the “Intercreditor and Collateral Agency Agreement”) among Northern Swan Holdings, Inc., as issuer, the other Obligors party thereto, GLAS Americas LLC, as Collateral Agent, and GLAS USA LLC, as Paying Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of said Intercreditor and Collateral Agency Agreement as fully as if the undersigned had executed and delivered said Intercreditor and Collateral Agency Agreement as of the date thereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor and Collateral Agency Agreement. This Collateral Agency Accession is being executed and delivered pursuant to Section 6.01(a) of the Intercreditor and Collateral Agency Agreement.

Joinder. The undersigned hereby agrees to become party as an Obligor under the Intercreditor and Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor and Collateral Agency Agreement as fully as if the undersigned had executed and delivered the Intercreditor and Collateral Agency Agreement as of the date thereof.

The provisions of Article 7 of said Intercreditor and Collateral Agency Agreement will apply with like effect to this Collateral Agency Accession.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Collateral Agency Accession as of ___________, 20____________.

[INSERT NEW OBLIGOR], as an Obligor

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B
FORM OF COLLATERAL AGENCY ACCESSION – ADDITIONAL SECURED PARTY

Reference is made to the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of May 10, 2019 (the “Intercreditor and Collateral Agency Agreement”) among Northern Swan Holdings, Inc., as issuer, the other Obligors party thereto, GLAS Americas LLC, as Collateral Agent, and GLAS USA LLC, as Paying Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of said Intercreditor and Collateral Agency Agreement as fully as if the undersigned had executed and delivered said Intercreditor and Collateral Agency Agreement as of the date thereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor and Collateral Agency Agreement. This Collateral Agency Accession is being executed and delivered pursuant to Section 6.01(a) of the Intercreditor and Collateral Agency Agreement.

Joinder. The undersigned, _______________________ (the “New Secured Party”), as Noteholder (the “New Secured Obligations”), hereby agrees to become party as Secured Party under the Intercreditor and Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor and Collateral Agency Agreement as fully as if the undersigned had executed and delivered the Intercreditor and Collateral Agency Agreement as of the date thereof.

Lien Sharing and Priority Confirmation. The undersigned New Secured Party hereby agrees, for the enforceable benefit of all holders of existing Secured Obligations, and each future holder of Secured Obligations and as a condition to being treated as Secured Obligations under the Intercreditor and Collateral Agency Agreement that:

(a)	all Secured Obligations will be and are secured equally and rateably by all Encumbrances at any time granted by any Obligor to the Collateral Agent to secure any Secured Obligations, whether or not upon property otherwise constituting Collateral for such Secured Obligations, and that all such Encumbrances will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and rateably;

(b)	the New Secured Party and each holder of obligations in respect of the New Secured Obligations for which the undersigned is acting are bound by the provisions of the Intercreditor and Collateral Agency Agreement, including the provisions relating to the ranking of Encumbrances and the order of application of proceeds from the enforcement of Encumbrances; and

(c)	it consents to the terms of the Intercreditor and Collateral Agency Agreement and the performance of the Collateral Agent and the Paying Agent under the Intercreditor and Collateral Agency Agreement and directs the Collateral Agent and the Paying Agent to perform its duties and obligations under the Intercreditor and Collateral Agency Agreement, the Security and the other Loan Documents.

The provisions of Article 7 of said Intercreditor and Collateral Agency Agreement will apply with like effect to this Collateral Agency Accession.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Collateral Agency Accession as of ___________, 20____________.

[INSERT NEW SECURED PARTY], as a Secured Party

By:
Name:
Title:

By:
Name:
Title:

Northern Swan – Amended and Restated Intercreditor and Collateral Agency Agreement